UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 4, 2008
Date of Report (Date of earliest event reported)

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)          (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 8.01 Other Events

On March 4, 2008, India Globalization Capital, Inc. (the “Company”) issued a press release with respect to the following matters:

The Company’s Special Meeting of Stockholders previously scheduled to be convened on March 5, 2008 at 10:00 a.m., Eastern  Standard Time, will be postponed until 10:00 a.m., Eastern  Standard Time on Thursday, March 6, 2008 as the Company continues to seek proxies.

Certain investors have indicated an interest in purchasing  outstanding shares of the Company’s common stock and using their reasonable efforts to assist brokers in causing such shares to be voted in favor of the Company’s proposed acquisition of a 63% equity interest in Sricon Infrastructures, Limited (“Sricon”) and a 77% equity interest in Techni Bharathi Limited at our upcoming  Special  Meeting of  Stockholders to be held on March 6, 2008.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Where to Find Additional Information

The Company has filed with the SEC a definitive proxy statement in connection with the Acquisition Proposal and a supplement to the definitive proxy providing additional information with respect to the matters described herein. Investors are urged to carefully read the proxy statement, supplement and any other relevant documents filed with the SEC when they become available, because they will contain important information about the Company and the Acquisition Proposal. Copies of the proxy statements and other documents filed by the Company will be available at the Web site maintained by the SEC at www.sec.gov.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of India Globalization Capital, Inc., dated March 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Date:March 4, 2008	By:	/s/ Ram Mukunda
Ram Mukunda
President and Chief Executive Officer

Exhibit Index

99.1	Press Release of India Globalization Capital, Inc., dated March 4, 2008.